Exhibit 99.1

Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Fourth Quarter Fiscal 2012 Results

Orders Increased 55% Sequentially

PORTLAND, Ore. – May 10, 2012 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2012 fourth quarter and year ended March 31, 2012. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring charges, and non-recurring items.

Revenue in the fourth quarter was $45.5 million, compared to $49.8 million in the third quarter of 2012 and $71.6 million in the fourth quarter of last fiscal year. On a GAAP basis, net loss was $7.7 million or $0.26 per share, and included $6.1 million of restructuring and non-recurring charges, compared to a loss of $1.9 million or $0.07 per share in the prior quarter. On a non-GAAP basis, fourth quarter net loss was $1.9 million or $0.06 per share, compared to net income of $0.5 million or $0.02 per diluted share in the third quarter of fiscal 2012 and income of $6.5 million or $0.22 per diluted share in the fourth quarter of fiscal 2011.

“Our fourth quarter results met our expectations, as we introduced new microfabrication products and capability, were disciplined in our spending, and made progress on our growth initiatives,” stated Nick Konidaris, president and CEO of ESI. “During the quarter we improved operational efficiency by focusing our resources and further implementing our ongoing globalization strategy.”

Orders for the fourth quarter increased to $70.3 million, compared to $45.4 million in the prior quarter. Konidaris continued, “Strong demand for our flex interconnect and advanced microfabrication products led to 55% sequential orders growth, despite continued overcapacity in the LED, DRAM, and component test markets.”

GAAP gross margin was 37.0%, down from 42.5% last quarter due to $2.0 million of non-recurring charges for inventory write-off in cost of goods sold and lower sales volume. Non-GAAP gross margin was 42.6% compared to 43.7% in the prior quarter. Operating expenses increased sequentially by $2.0 million due to approximately $4.1 million in restructuring and other non-recurring charges. Non-GAAP operating expenses decreased by $0.8 million to $21.5 million reflecting the impact of cost control measures. Non-GAAP operating loss was $2.1 million compared to a loss of $0.5 million in the third quarter.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2012 Results

Full Year Fiscal 2012 Results

Fiscal 2012 revenue was $254 million, down 1% compared to $257 million in fiscal 2011. On a GAAP basis, fiscal 2012 net income was $4.9 million or $0.17 per diluted share, compared to $7.9 million or $0.28 per diluted share in the prior year. On a non-GAAP basis, net income was $15.8 million or $0.54 per diluted share, compared to income of $16.0 million or $0.56 per diluted share in 2011. Konidaris added, “Fiscal 2012 was a tale of two halves. In the first half strong markets drove excellent revenue growth. In the second half we felt the impact of an uncertain economic environment and overcapacity in several of our markets. At the same time, our interconnect and microfabrication business remained robust throughout the year. Plus, as we announced new products and technologies we increased our exposure to long-term growth markets such as LED and 3D semiconductor. Looking to fiscal 2013, we expect to see gradual improvement in capital spending on LED, DRAM and passive component capacity.”

Balance Sheet and Cash Flow

At quarter end, cash and investments including restricted cash fell by $5.7 million from the previous quarter to $222 million. Inventories decreased by $4.6 million and receivables increased by $7.0 million, yielding a DSO of 66 days. The company used $2.6 million in operating cash during the quarter. For the fiscal year, operating cash flow was $14.3 million and total cash and investments increased $17.2 million.

Dividend

On May 10, 2012 the Board of Directors approved a quarterly dividend of $0.08 per share, payable on June 18, 2012 to shareholders of record on June 4, 2012.

First Quarter 2013 Outlook

Based on recent order levels, ESI expects revenues for the first quarter of fiscal 2013 to be in the mid-to-high $50 million range. Non-GAAP earnings per share is expected to be $0.02 to $0.04.

Konidaris concluded, “As we enter our fiscal 2013, utilization is expected to improve gradually over the next several quarters, but it is unknown when meaningful spending on capacity additions will begin. During this coming year we will build on the strong performance in interconnect and microfabrication and focus on qualifying our new products with our customers. We are a leaner ESI and are more focused on addressing the most promising applications for growth.”

The company will hold a conference call today at 5:30 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 888-482-0024 (domestic participants) or 617-801-9702 (international participants). The conference ID number is 64929630. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through May 20, 2012, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 52128091. The webcast will be available on ESI’s website for one year.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2012 Results

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI

ESI is a leading supplier of innovative, laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in electronic devices, semiconductors, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the microelectronics, semiconductor and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, revenue, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2012 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2012 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal quarter ended			Fiscal year ended
	Mar 31, 2012	Dec 31, 2011	Apr 2, 2011	Mar 31, 2012	Apr 2, 2011
Operating Results:
Net sales	$45,492	$49,807	$71,577	$254,229	$256,811
Cost of sales	28,663	28,646	40,129	146,538	147,862

Gross profit	16,829	21,161	31,448	107,691	108,949
Operating expenses:
Selling, service and administration	13,231	13,944	15,199	58,555	58,262
Research, development and engineering	10,184	10,480	10,457	42,640	41,095
Restructuring costs	2,924	861	(30)	3,785	797
Loss on disposal of assets	966	—	—	966	—
Legal settlement costs	—	—	56	550	1,367

Net operating expenses	27,305	25,285	25,682	106,496	101,521

Operating (loss) income	(10,476)	(4,124)	5,766	1,195	7,428
Non-operating income (expense):
Gain on sale of previously impaired auction rate securities	—	—	708	2,729	708
Interest and other income (expense), net	59	47	(18)	(437)	188

Total non-operating income	59	47	690	2,292	896

(Loss) income before income taxes	(10,417)	(4,077)	6,456	3,487	8,324
(Benefit from) provision for income taxes	(2,752)	(2,196)	463	(1,417)	390

Net (loss) income	$(7,665)	$(1,881)	$5,993	$4,904	$7,934

Net (loss) income per share—basic	$(0.26)	$(0.07)	$0.21	$0.17	$0.28

Net (loss) income per share—diluted	$(0.26)	$(0.07)	$0.21	$0.17	$0.28

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2012 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2012 Results

(Amounts in thousands)

(Unaudited)

	Mar 31, 2012	Dec 31, 2011	Apr 2, 2011
Financial Position As Of:
Assets
Current assets:
Cash and cash equivalents	$69,780	$67,557	$116,412
Restricted cash	22,269	22,269	10,769
Short-term investments	106,674	124,738	69,245

Total cash, restricted cash and investments	198,723	214,564	196,426
Trade receivables, net	32,744	25,707	44,100
Inventories	68,055	72,631	65,362
Shipped systems pending acceptance	1,360	1,239	5,289
Deferred income taxes, net	10,021	11,985	9,892
Other current assets	4,060	3,942	6,784

Total current assets	314,963	330,068	327,853
Non-current assets:
Non-current investments	23,046	12,867	8,097
Auction rate securities	—	—	5,166
Property, plant and equipment, net	32,103	36,159	39,661
Non-current deferred income taxes, net	36,489	30,849	30,822
Goodwill	4,014	4,014	4,014
Acquired intangible assets, net	8,332	8,745	10,035
Other assets	14,263	12,661	14,519

Total assets	$433,210	$435,363	$440,167

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$13,045	$11,062	$18,650
Accrued liabilities	21,635	21,912	33,425
Deferred revenue	10,751	8,384	16,039

Total current liabilities	45,431	41,358	68,114
Non-current income taxes payable	9,109	10,102	9,754
Shareholders' equity:
Preferred and common stock	168,143	165,557	153,189
Retained earnings	210,021	217,678	207,420
Accumulated other comprehensive income	506	668	1,690

Total shareholders' equity	378,670	383,903	362,299

Total liabilities and shareholders' equity	$433,210	$435,363	$440,167

End of period shares outstanding	28,970	28,887	28,299

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2012 Results

Electro Scientific Industries, Inc.

Analysis of Fourth Quarter and Fiscal 2012 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal quarter ended			Fiscal year ended
	Mar 31, 2012	Dec 31, 2011	Apr 2, 2011	Mar 31, 2012	Apr 2, 2011
Sales detail:
Interconnect/ Microfabrication Group	$31,720	$35,318	$40,407	$166,477	$123,888
Semiconductor Group	8,145	8,435	16,848	58,776	78,739
Components Group	5,627	6,054	14,322	28,976	54,184

Total	$45,492	$49,807	$71,577	$254,229	$256,811

Gross margin %	37%	42%	44%	42%	42%
Selling, service and administration expense %	29%	28%	21%	23%	23%
Research, development and engineering expense %	22%	21%	15%	17%	16%
Operating (loss) income %	(23%)	(8%)	8%	0%	3%
Effective tax rate %	26%	54%	7%	(41%)	5%
Average shares outstanding—basic	28,931	28,849	28,245	28,749	28,045
Average shares outstanding—diluted	28,931	28,849	28,956	29,461	28,608
End of period employees	627	655	648	627	648

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2012 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2012 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Fiscal quarter ended			Fiscal year ended
	Mar 31, 2012	Dec 31, 2011	Apr 2, 2011	Mar 31, 2012	Apr 2, 2011
Net sales	$45,492	$49,807	$71,577	$254,229	$256,811
Gross profit per GAAP	$16,829	$21,161	$31,448	$107,691	$108,949
Add back:
Purchase accounting included in cost of sales	289	289	289	1,156	1,157
Equity compensation included in cost of sales	259	302	256	1,118	1,084
Non-recurring charges for inventory write-off	1,982	—	—	1,982	—

Total non-GAAP adjustments to gross profit	2,530	591	545	4,256	2,241

Non-GAAP gross profit	$19,359	$21,752	$31,993	$111,947	$111,190

Non-GAAP gross margin	42.6%	43.7%	44.7%	44.0%	43.3%

Operating expenses per GAAP	$27,305	$25,285	$25,682	$106,496	$101,521
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	64	64	112	314	576
Research, development and engineering	47	47	58	188	166

Subtotal - purchase accounting included in operating expenses	111	111	170	502	742

Equity compensation included in operating expenses:
Selling, service and administration	1,150	1,557	1,412	8,244	6,688
Research, development and engineering	496	534	358	2,113	1,554

Subtotal - equity compensation included in operating expenses	1,646	2,091	1,770	10,357	8,242

Acquisition related settlement proceeds included in operating expenses:
Selling, service and administration	—	—	—	—	(592)

Subtotal - acquisition related settlement proceeds included in operating expenses	—	—	—	—	(592)

Other non-recurring items included in operating expenses:
Restructuring costs	2,924	861	(30)	3,785	797
Non-recurring charges for loss on disposal of assets	966	—	—	966	—
Non-recurring charges for engineering material write-off	199	—	—	199	—
Legal settlement costs	—	—	56	550	1,367

Subtotal - other non-recurring items included in operating expenses	4,089	861	26	5,500	2,164

Total non-GAAP adjustments to operating expenses	5,846	3,063	1,966	16,359	10,556

Non-GAAP operating expenses	$21,459	$22,222	$23,716	$90,137	$90,965

% of Net sales	47%	45%	33%	35%	35%
Operating (loss) income per GAAP	$(10,476)	$(4,124)	$5,766	$1,195	$7,428
Non-GAAP adjustments to gross profit	2,530	591	545	4,256	2,241
Non-GAAP adjustments to operating expenses	5,846	3,063	1,966	16,359	10,556

Non-GAAP operating (loss) income	$(2,100)	$(470)	$8,277	$21,810	$20,225

% of Net sales	(5%)	(1%)	12%	9%	8%
Non-operating income (expense), net per GAAP	$59	$47	$690	$2,292	$896
Non-GAAP adjustment for gain on sale of previously impaired auction rate securities	—	—	(708)	(2,729)	(708)
Non-GAAP adjustment for other litigation related costs	—	—	—	59	—

Non-GAAP non-operating income (expense)	$59	$47	$(18)	$(378)	$188

Net (loss) income per GAAP	$(7,665)	$(1,881)	$5,993	$4,904	$7,934
Non-GAAP adjustments to gross profit	2,530	591	545	4,256	2,241
Non-GAAP adjustments to operating expenses	5,846	3,063	1,966	16,359	10,556
Non-GAAP adjustments to non-operating expenses	—	—	(708)	(2,670)	(708)
Income tax effect of non-GAAP adjustments	(2,565)	(1,269)	(1,329)	(6,999)	(4,025)

Non-GAAP net (loss) income	$(1,854)	$504	$6,467	$15,850	$15,998

% of Net sales	(4%)	1%	9%	6%	6%
Basic Non-GAAP net (loss) income per share	$(0.06)	$0.02	$0.23	$0.55	$0.57

Diluted Non-GAAP net (loss) income per share	$(0.06)	$0.02	$0.22	$0.54	$0.56

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2012 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2012 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:

	Fiscal quarter ended			Fiscal year ended
	Mar 31, 2012	Dec 31, 2011	Apr 2, 2011	Mar 31, 2012	Apr 2, 2011
Net (loss) income	$(7,665)	$(1,881)	$5,993	$4,904	$7,934
Non-cash adjustments and changes in operating activities	5,034	3,289	23,347	9,409	42,656

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(2,631)	1,408	29,340	14,313	50,590
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	6,857	(18,792)	39,405	(62,471)	23,952
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(1,622)	659	730	1,242	1,511
Effect of exchange rate changes on cash	(381)	139	(124)	284	1,024

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,223	(16,586)	69,351	(46,632)	77,077
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	67,557	84,143	47,061	116,412	39,335

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$69,780	$67,557	$116,412	$69,780	$116,412

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com